UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2023

MACOM Technology Solutions Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 656-2500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	MTSI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the Current Report on Form 8-K of MACOM Technology Solutions Holdings, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on August 22, 2023 (the “Original Form 8-K”). The Original Form 8-K reported the Company’s entry into an Asset Purchase Agreement (the “Purchase Agreement”) with Wolfspeed, Inc. (the “Seller”) for purchase of the Seller’s radio frequency business. The purpose of this amendment is to amend Item 9.01 of the Original Form 8-K to file the Purchase Agreement. No other changes have been made to the Original Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Item 9.01(d) is hereby amended to file the following exhibits:

Exhibit Number	Description

2.1#*	Asset Purchase Agreement, by and between MACOM Technology Solutions Holdings, Inc. and Wolfspeed, Inc., dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#
Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

*
Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company will furnish supplementally a copy of any omitted information to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: August 29, 2023	By:	/s/ Stephen G. Daly
Stephen G. Daly
President and Chief Executive Officer